UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2010
HUNTINGTON BANCSHARES INCORPORATED
(Exact name of registrant as specified in charter)

Maryland	1-34073	31-0724920

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Huntington Center
41 South High Street
Columbus, Ohio	43287

(Address of principal executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (614) 480-8300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On December 13, 2010, Huntington Bancshares Incorporated (the “Company”) issued a press release announcing the commencement of a public offering of $920 million of its common stock and also announcing an anticipated future public offering of approximately $300 million in original principal amount of subordinated debt. The Company intends to use the proceeds of the offerings, together with other available funds, to repurchase all $1.4 billion of the Series B Fixed Rate Cumulative Perpetual Preferred Stock that it issued to the U.S. Department of the Treasury (the “Treasury”) under the Treasury’s Troubled Asset Relief Program’s Capital Purchase Program at such time as its banking regulators authorize and the Treasury approves. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.
     The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated December 13, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED
Date: December 13, 2010	By:	/s/ Richard A. Cheap
		Name:	Richard A. Cheap
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated December 13, 2010.